                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statement of Lucent Technologies Inc. on Form S-4 of our report, dated February 26, 1999, except for the fifth paragraph of Note 1, as to which the date is April 1, 1999, on our audit of the consolidated financial statements and financial statement schedule of Lucent Technologies Inc. and subsidiaries at September 30, 1998 and 1997 and for each of the two years in the period ended September 30, 1998 and for the nine-month period ended September 30, 1996, which report is included in the Current Report on Form 8-K/A #1 dated May 18, 1999. We also consent to the reference to our firm under the caption 'Experts'.

                                            /s/ PRICEWATERHOUSECOOPERS LLP
                                          --------------------------------------
                                                PricewaterhouseCoopers LLP

New York, New York
June 8, 1999